UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e): Compensatory Arrangements of Certain Officers

On May 17, 2011, Ebix, Inc. (“Ebix”) granted Robin Raina, Ebix’s Chairman of the Board and Chief Executive Officer, an additional cash bonus in the amount of $300,000 in recognition of Mr. Raina’s achievements in surpassing all of the goals under the existing incentive compensation plan, including those related to revenue, net income, and diluted earnings per share as based on the results for the year 2010. This bonus award is in addition to the already agreed upon compensation plan as previously approved by the Board of Directors. On this date, Ebix awarded Mr. Raina 26,448 shares of restricted stock having an aggregate grant date fair value of $525,000, and which represents approximately 22% of his aggregate total salary and cash bonus compensation earned in 2010. This grant of restricted stock will vest equally over a period of three years beginning on the first anniversary date of the grant. Each of these awards was unanimously approved by Ebix’s Board of Directors upon the recommendation of its Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

Dated: May 23, 2011